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                                                                    Exhibit 99.2

                                                      U.S. DEPARTMENT OF JUSTICE
                                        Office of the Associate Attorney General

The Associate Attorney General                          Washington, D.C.  20530


                                                                 August 10, 1999

Leonard J. Kennedy, Esq.
Counsel to Nextel Communications, Inc.
Dow, Lohnes & Albertson, PLLC
1200 New Hampshire Avenue, NW
Washington, DC  20036

Paul E. Harner, Esq.
Counsel to Nextel Communications, Inc.
Jones, Day, Reavis & Pogue
1900 Huntington Center
41 South High Street

Columbus, OH  43215

    Re: NEXTWAVE PERSONAL COMMUNICATIONS INC. V. FEDERAL COMMUNICATIONS COMMISSION, No. 98-5178; IN RE NEXTWAVE PERSONAL COMMUNICATIONS INC., ET AL., No. 98 B 21589 (ASH)

Dear Mr. Kennedy and Mr. Harner:

    We are writing with respect to the Term Sheet for Comprehensive Settlement Agreement and Joint Plan of Reorganization (the "Term Sheet"), which your client, Nextel Communications, Inc. ("Nextel"), has proposed in connection with the above-referenced adversary proceeding and chapter 11 cases (collectively, the "NextWave Cases"). As you are aware, pursuant to 31 U.S.C. 3711(a)(2) and implementing regulations the authority for deciding how the United States will vote on a reorganization plan in the NextWave Cases rests with the United States Attorney General or her designee, the Associate Attorney General.

    This letter confirms that the undersigned, Christopher J. Wright, General Counsel of the Federal Communications Commission (the "FCC"), and the relevant staff of the FCC will recommend to the FCC that it accept and agree to support the resolution of the NextWave Cases as proposed in the Term Sheet. Further, by this letter, the undersigned, Raymond C. Fisher, Associate Attorney General, confirms that the United States would support a reorganization plan consistent with the terms set forth in the Term Sheet, subject to review of the definitive documentation contemplated in the Term Sheet.
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Leonard J. Kennedy, Esq.
Paul E. Harner, Esq.
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    You and Nextel are authorized to disclose the existence and substance of this letter and the Term Sheet in connection with any efforts to raise necessary funding, to propose or implement a plan of reorganization consistent with that described in the Term Sheet (or as otherwise approved by each of the FCC and the DOJ in writing) or to meet Nextel's obligations under federal securities laws as determined in good faith by Nextel.

                               Sincerely,

/s/ Christopher J. Wright                  /s/ Raymond C. Fisher
Christopher J. Wright                      Raymond C. Fisher
General Counsel                            Associate Attorney General
Federal Communications Commission          U.S. Department of Justice